================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported) - November 19, 2001

                                    TXU Corp.
             (Exact name of registrant as specified in its charter)

     TEXAS                           1-12833                    75-2669310
(State or other             (Commission File Number)         (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

           Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 (Address of principal executive offices, including zip code)

        Registrant's telephone number, including Area Code - 214-812-4600

                               TXU Europe Limited
             (Exact name of registrant as specified in its charter)

ENGLAND AND WALES                   001-15709                   98-0188080
(State or other              (Commission File Number)       (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)

          The Adelphi, 1-11 John Adam Street, London, England WC2N 6HT (Address of principal executive offices, including zip code)

    Registrant's telephone number, including Area Code - 011-44-207-879-8081

================================================================================

     This Form 8-K is filed separately by TXU Corp. (TXU), and its wholly-owned subsidiary, TXU Europe Limited (TXU Europe). The information contained herein with respect to TXU Europe, other than the pro forma financial information filed by TXU Europe solely with respect to the business to be disposed of, is filed by each of TXU and TXU Europe. TXU makes no representation as to the information filed solely by TXU Europe.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

TXU and TXU Europe

     On November 19, 2001, TXU Europe announced that it has signed an agreement to sell its UK distribution business (Eastern Electricity Limited), and its 50 percent interest in 24seven Utility Services Limited (24seven) to London Electricity Group plc (LE Group) for (pound)1.310 billion (US$1.873 billion), consisting of a cash payment of (pound)560 million (US$801 million) and the assumption by LE Group of (pound)750 million (US$1.072 billion) aggregate principal amount of debt. TXU Europe expects that the transaction will result in a one-time charge estimated to be up to (pound)105 million (US$150 million) after taxes. TXU Europe's distribution business is the largest in the UK and consists of the assets and wires that deliver electricity through a 90,000 kilometer network in East Anglia and southeast England. 24seven, a joint venture between TXU Europe and LE Group, operates and maintains the networks for both TXU Europe and LE Group. The transaction is expected to result in approximately (pound)1.310 billion (US$1.873 billion) of debt reduction, consisting of (pound)750 million (US$1.072 billion) of assumed debt and approximately (pound)560 million (US$800 million) of debt being repaid using the cash proceeds from the sale. The actual amount of cash proceeds will depend upon the working capital and fixed assets of Eastern Electricity Limited at the completion date.

     The transaction is expected to close in the first quarter of 2002. The agreement is subject to customary closing conditions, including the approval of the European Commission and the consent of holders of TXU Europe Funding Limited's 7.00 percent Notes due 2005, which are secured by TXU Eastern Funding Company's (TXUEFC) 35 Put 5 Notes due 2035. TXU Europe expects to launch a consent offer to these holders and will offer a one time fee of 0.5% of the aggregate principal amount of the Notes to holders who grant a proxy to vote in favor of certain proposals allowing the sale.

     After completion of the sale, holders of TXUEFC's 7.25 percent guaranteed Notes due 2030 may have an option in some circumstances to put such Notes to TXUEFC at par value. TXU Europe wishes to keep the full amount of the Notes outstanding, and to this end is considering making an offer to holders of the Notes to amend the terms of the Notes to limit the period of time and manner in which the par put may be exercised. TXU Europe is considering the addition of a par put in 2015 to the benefit of holders of the Notes in exchange for their consent to the proposed amendments. The launch of such an offer and its specific terms are subject to market conditions.

     The sale of Eastern Electricity Limited does not directly impact other debt securities of TXU Europe.

     In addition, in connection with the transaction, on November 19, 2001, TXU Europe entered into a (pound)1.73 billion (US$2.47 billion) Facility Agreement to refinance its previous (pound)1.075 billion (US$1.537 billion) Facility Agreement, its (pound)300 million 364-day Revolving Credit Facility and certain other debt instruments.

     On November 19, 2001, TXU Europe also announced that it has agreed to sell its 2,000 MW coal-fired West Burton power station to LE Group for (pound)366 million (US$523 million) in cash. In addition, LE Group will assume responsibility for the completion of the installation of a flue gas desulphurisation plant at the site already underway and will reimburse TXU Europe approximately (pound)60 million (US$86 million) for costs incurred to date.

     This report and other presentations made by TXU or TXU Europe contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Although TXU and TXU Europe each believe that in making any such statement its expectations are based on reasonable assumptions, any such statement involves uncertainties and is qualified in its entirety by reference to factors contained in the Forward-Looking Statements sections of Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in TXU's and TXU Europe's Annual Reports on Form 10-K for the year ended December 31, 2000 and of Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in TXU's and TXU Europe's Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2001, as well as various regulatory issues; general industry trends; the ability to satisfy the conditions to the transactions discussed herein; changes in business strategy or development plans; changes in, or failure or inability to comply with, governmental regulations, including, without limitation, environmental regulations; financial market conditions including unanticipated changes in interest rates, rates of inflation, or foreign exchange rates; unanticipated changes in operating expenses and capital expenditures; legal and administrative proceedings and settlements; inability of the various counterparties to meet their obligations with respect to financial instruments; changes in tax laws; among others, that could cause the actual results of TXU or TXU Europe to differ materially from those projected in such forward-looking statements.

     Any forward-looking statement speaks only as of the date on which such statement is made. Neither TXU nor TXU Europe undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time. It is not possible for TXU or TXU Europe to predict all of such factors, nor can they assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

TXU Europe

The following pro forma financial information is being filed solely by TXU Europe for the purpose of providing information about its businesses after giving effect to the transactions described below.

Index To Financial Information

                                                                          Page
                                                                          ----
Pro Forma Financial Information
-------------------------------

Unaudited Condensed Consolidated Pro Forma Financial Information of TXU Europe Limited:

      Unaudited Condensed Consolidated Pro Forma Balance Sheet as of
        September 30, 2001 .............................................    6

      Unaudited Condensed Consolidated Pro Forma Statement of
        Income for the Year Ended December 31, 2000.....................    7

      Unaudited Condensed Consolidated Pro Forma Statement of
        Income for the Nine Months Ended September 30, 2001.............    8

      Notes to Unaudited Condensed Consolidated Pro Forma
        Financial Statements ...........................................    9

              PRO FORMA FINANCIAL INFORMATION OF TXU EUROPE LIMITED

The following condensed consolidated pro forma financial statements of TXU Europe have been prepared to give effect to the proposed sale of its distribution business and its 50% interest in the 24seven joint venture (together, the networks business), including the transfer of certain debt as part of the disposition, and the use of proceeds from the sale to further reduce outstanding debt.

The condensed consolidated pro forma financial statements have been derived from and should be read in conjunction with TXU Europe's historical consolidated financial statements contained in its annual report on Form 10-K for the fiscal year ended December 31, 2000 and its quarterly report on Form 10-Q for the quarter ended September 30, 2001. The Unaudited Condensed Consolidated Pro Forma Balance Sheet as of September 30, 2001 gives effect to the disposition of the networks business as if it had occurred on September 30, 2001. The Unaudited Condensed Consolidated Pro Forma Statements of Income for the year ended December 31, 2000 and the nine month period ended September 30, 2001 give effect to the disposition of the networks business as if it had occurred on January 1 of each period presented. The pro forma financial information does not give effect to other dispositions by TXU Europe subsequent to the respective periods presented. The pro forma financial information is based on TXU Europe's previously reported historical financial statements and adjusted for the assumptions and estimates described in the accompanying Notes to the Unaudited Condensed Consolidated Pro Forma Financial Statements. The assumptions and estimates impacting the pro forma adjustments are based on the information currently available to TXU Europe, and are subject to change. TXU Europe expects that it will file additional pro forma information upon consummation of the disposition of the networks business. This additional pro forma information will be based upon information available to TXU Europe at the time such additional pro forma information is prepared, including, but not limited to, the actual cash proceeds of the disposition of the networks business and the application thereof, and will present pro forma information for additional or different periods from those presented herein. There can be no assurance that the additional pro forma information filed by TXU Europe will not differ materially from the information presented herein. The unaudited pro forma statements of income are not necessarily indicative of the financial results that would have been realized had the disposition of the networks business occurred on the indicated dates, nor are they necessarily indicative of future financial results. In addition, results for the nine-month period presented herein are not necessarily indicative of results for a full year's operations.

The assets, liabilities, income and expenses included in the historical networks business column relate to:

o operational assets and liabilities related to the ownership of the distribution system. This includes the distribution system fixed assets, working capital items and an allocation of purchase accounting adjustments, including goodwill, recorded at the time of the TXU acquisition of the former holding company of Eastern Electricity Limited in 1998;

o sterling-denominated bonds issued by Eastern Electricity Limited (the Eastern Electricity Bonds) with an aggregate principal amount of(pound)750 million, together with unamortized debt issue costs and certain purchase accounting adjustments. The book amount for these bonds is(pound)811 million, net of issue costs of(pound)5 million;

o TXU Europe's investment in the 24seven joint venture together with related reserves in respect of restructuring costs; and

o income, costs and expenses related to the above, including interest on the Eastern Electricity Bonds. These costs may differ from amounts previously disclosed in the segment disclosures in TXU Europe's Form 10-K for the year ended December 31, 2000 and its Form 10-Q for the quarter ended September 30, 2001, which included an allocation of cost of capital and other corporate costs consistent with previous definitions and arrangements.

The unaudited pro forma adjustments in the income statements do not include the effect of non-recurring charges related to the disposition of the networks business.

                               TXU EUROPE LIMITED

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

                            AS OF SEPTEMBER 30, 2001

                                ((pound) MILLION)

                                                                         TXU            Less
                                                                        Europe        Networks          Pro forma     Consolidated
                                                                      Historical     Historical        Adjustments     Pro Forma
                                                                      ----------     ----------        -----------    ------------
ASSETS
Current Assets
     Cash and cash equivalents .................................          201               1           (a)  535             202
                                                                                                        (a) (535)
     Accounts receivable .......................................          788             (87)          (b)   70             771
     Inventories - at average cost .............................          133              --                 --             133
     Merchant energy trading assets ............................          608              --                 --             608
     Prepayments and other current assets ......................          247              (6)                --             241
                                                                      -------         -------            -------         -------
         Total current assets ..................................        1,977             (92)                70           1,955
                                                                      -------         -------            -------         -------
Investments
     Restricted cash ...........................................          711              --                 --             711
     Other .....................................................          434             (16)                --             418
                                                                      -------         -------            -------         -------
         Total investments .....................................        1,145             (16)                             1,129
                                                                      -------         -------            -------         -------
Property, Plant and Equipment - Net ............................        2,626          (1,304)                --           1,322
Goodwill .......................................................        3,972            (254)                --           3,718
Merchant Energy Trading and Derivative Assets ..................          470              --                 --             470
Deferred Debits and Other Assets ...............................          495              (5)          (c)   (2)            488
                                                                      -------         -------            -------         -------
             Total .............................................       10,685          (1,671)                68           9,082
                                                                      =======         =======            =======         =======
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
     Notes payable - banks and short-term loans on
       accounts receivable .....................................          336              --           (a) (535)            101
                                                                                                        (a)  300
     Long-term debt due currently ..............................          382              --                 --             382
     Accounts payable ..........................................          878             (67)                --             811
     Merchant energy trading liabilities .......................          515              --                 --             515
     Interest and taxes accrued ................................          157             (32)                               125
     Other current liabilities .................................          297             (13)          (b)   70             415
                                                                                                        (c)   61
                                                                      -------         -------           --------         -------
       Total current liabilities ...............................        2,565            (112)              (104)          2,349
                                                                      -------         -------           --------         -------
Accumulated Deferred Income Taxes ..............................          312            (189)                --             123
Provision for Unfavorable Contracts ............................          514              --                 --             514
Merchant Energy Trading and Derivative Liabilities .............          323              --                 --             323
Other Deferred Credits and Noncurrent Liabilities . ............          219             (19)                --             200
Long-term Debt, Less Amounts due Currently .....................        4,508            (816)          (a) (300)          3,392
Preferred Securities of Subsidiary Perpetual Trust .............           95              --                 --              95
Minority Interest ..............................................          313              --           (c)   (9)            304
Shareholder's Equity ...........................................        1,836              --           (c)  (54)          1,782
                                                                      -------         -------           --------         -------
             Total .............................................       10,685          (1,136)              (467)          9,082
                                                                      =======         =======           ========         =======


  See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

                               TXU EUROPE LIMITED

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME FOR
                                 THE YEAR ENDED

                                DECEMBER 31, 2000

                                ((pound) MILLION)


                                                                              Less
                                                              TXU Europe     Networks        Pro forma   Consolidated
                                                              Historical    Historical      Adjustments   Pro Forma
                                                              ----------    ----------      -----------  ------------
Operating Revenues .......................................       4,671          (371)         (b) 217       4,517
                                                               -------       -------          -------      ------
Operating Expenses
     Energy purchased for resale and fuel consumed .......       3,273            --               --       3,273
     Operation and maintenance ...........................         694          (132)         (b) 217         779
     Depreciation and other amortization .................         159           (46)              --         113
     Goodwill amortization ...............................         102            (7)              --          95
                                                               -------       -------          -------      ------
      Total operating expenses ...........................       4,228          (185)             217       4,260
                                                               -------       -------          -------      ------
Operating Income .........................................         443          (186)              --         257

Other Income - Net .......................................          74            (7)              --          67
                                                               -------       -------          -------      ------
Income Before Interest, Income Taxes, Distributions and
    Minority Interest ....................................         517          (193)              --         324

Interest Income ..........................................          59            --               --          59

Interest Expense .........................................         370           (53)         (d) (44)        273
                                                               -------       -------          -------      ------
Income Before Income Taxes, Cumulative Effect of Change in
    Accounting,  Distributions and Minority Interest .....         206          (140)              44         110

Income Tax Expense .......................................          70           (42)         (e)  13          41
                                                               -------       -------          -------      ------
Income Before Cumulative Effect of Change in Accounting,
    Distributions and Minority Interest ..................         136           (98)              31          69

Cumulative Effect on Prior Years (to December 31, 1999) of
    Change in Depreciation Method (Net of (pound)3 million
    tax effect) ..........................................           7            (7)              --          --

Distributions on Preferred Securities of Subsidiary
    Perpetual Trust ......................................          (8)           --               --          (8)

Minority Interest ........................................         (15)           10          (c)  (3)         (8)
                                                               -------       -------          -------      ------
Net Income ...............................................         120           (95)              28          53
                                                               =======       =======          =======      ======

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

                               TXU EUROPE LIMITED

             UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF
                        INCOME FOR THE NINE MONTHS ENDED

                               SEPTEMBER 30, 2001

                                ((pound) MILLION)


                                                                                   Less
                                                                 TXU Europe      Networks        Pro forma      Consolidated
                                                                 Historical     Historical      Adjustments      Pro Forma
                                                                 ----------     ----------      -----------     ------------
Operating Revenues .......................................          6,215          (235)          (b) 133          6,113
                                                                   ------        ------           -------         ------
Operating Expenses
     Energy purchased for resale and fuel consumed .......          4,968            --                --          4,968
     Operation and maintenance ...........................            668           (76)          (b) 133            725
     Loss on sale and transfer of plants .................            164            --                --            164
     Depreciation and other amortization .................            122           (23)               --             99
     Goodwill amortization ...............................             92            (5)               --             87
                                                                   ------        ------           -------         ------

      Total operating expenses ...........................          6,014          (104)              133          6,043
                                                                   ------        ------           -------         ------

Operating Income .........................................            201          (131)               --             70

Other Income - Net .......................................             62            (7)               --             55
                                                                   ------        ------           -------         ------

Income Before Interest, Income Taxes, Distributions and
    Minority Interest ....................................            263          (138)               --            125

Interest Income ..........................................             36            --                --             36

Interest Expense .........................................            292           (42)          (d) (33)           217
                                                                   ------        ------           -------         ------

Income Before Income Taxes, Cumulative Effect of Change in
    Accounting,  Distributions and Minority Interest .....              7           (96)               33            (56)

Income Tax Expense (Benefit) .............................            (80)          (28)           (e) 10            (98)
                                                                   ------        ------           -------         ------

Income Before Cumulative Effect of Change in Accounting,
    Distributions and Minority Interest ..................             87           (68)               23             42

Cumulative Effect of  Change in SFAS No. 133 Treatment
    Related to DIG Issue effective July 1, 2001
    (Net of(pound)1 million tax effect) ..................             (3)           --                --             (3)

Distributions on Preferred Securities of Subsidiary
    Perpetual Trust ......................................             (8)           --                --             (8)

Minority Interest ........................................            (17)            7            (c) (2)           (12)
                                                                   ------        ------           -------         ------

Net Income ...............................................             59           (61)               21             19
                                                                   ======        ======           =======         ======

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

                               TXU EUROPE LIMITED

               NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                              FINANCIAL STATEMENTS

Pro Forma Adjustments

Pro forma adjustments have been made within the condensed consolidated pro forma financial statements to reflect:

(a) the use of the proceeds of the disposition to pay down debt. The proceeds for this purpose have been assumed to be(pound)535 million, which is the estimated proceeds that would have resulted from a disposition occurring on September 30, 2001. The difference between this and the expected disposal proceeds of(pound)560 million reflects the expected increase in net assets of the networks business disposed of between September 30, 2001 and the expected disposition date. The proceeds have been shown to be used to retire debt as follows - On November 19, 2001, TXU Europe entered into a new(pound)1.73 billion Facility Agreement to refinance the previous(pound)1.075 billion Facility Agreement, the(pound)300 million 364-day Revolving Credit Agreement and certain other debt instruments. The drawings under the(pound)1.73 billion Facility Agreement were(pound)600 million on the(pound)900 million Tranche A 5-year revolver and(pound)560 million on the 364-day Tranche C revolver. These replaced drawings under the previous agreements of(pound)750 million (Term),(pound)150 million (Revolver) under the(pound)1.075 billion Facility Agreement and(pound)260 million under the(pound)300 million 364-day Revolving Credit Agreement. The net result of this refinancing was to reduce long-term debt by(pound)300 million and to increase short-term debt by(pound)300 million. The proceeds of the disposition have been assumed to be used to repay borrowings under the Tranche C revolver. In addition, new issue costs associated with the(pound)1.73 billion Facility Agreement have been capitalized;

(b) the reversal of inter-company balances, revenues and expenses previously eliminated;

(c) charges associated with transaction fees and debt restructuring costs related to, among other things, the retirement of debt and the obtaining of bond holder consents, net of an amount reflected as a reclassification from Other Comprehensive Income of amounts (recorded under FAS No. 133) in respect of interest rate swaps hedging debt retired or assumed. An adjustment to minority interest to reflect the 10% interest of another wholly-owned subsidiary of TXU in income statement amounts has been made. The effect on shareholder's equity of the transaction fees and debt restructuring costs associated with the transaction is currently estimated to be (pound)88 million, after tax (these costs are subject to finalization on the basis of actual circumstance and, therefore, this amount may increase prior to consummation of the disposition, to up to (pound)105 million). Included within the total charge is a reclassification to earnings of (pound)25 million (after tax) (recorded under FAS No. 133) from Other Comprehensive Income in respect of the termination of interest rate swaps hedging debt that is being retired: This has no effect on shareholder's equity;

(d) the reduction of interest expense, related interest rate swap expense and associated debt issue costs resulting from the reduction of debt through the application of proceeds from the disposition of the networks business. For this purpose, the debt assumed to be reduced is (pound)535 million of the term loan under the (pound)1.075 billion Facility Agreement that has been retired through a combination of borrowings under the (pound)1.73 billion Facility Agreement described in note (a) above and the application of proceeds from the disposition; and

(e)  tax effects of pro forma adjustments at the statutory tax rate of 30%.

ITEM 7.

TXU Europe

(c) Exhibits

2.1 Sale and Purchase Agreement Relating to Eastern Electricity Limited, dated November 19, 2001, among Eastern Electricity Holdings Limited, TXU Europe Group plc and London Electricity Group plc.

2.2 Sale and Purchase Agreement Relating to 24 Seven Utility Services Limited, dated November 19, 2001, among TXU Europe Group plc and London Electricity Group plc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                        TXU Corp.

                                        By:   /s/ Biggs C. Porter
                                          -------------------------
                                            Name:   Biggs C. Porter
                                            Title:   Controller



                                        TXU Europe Limited

                                        By:   /s/ Henry Davies
                                           ------------------------
                                            Name:  Henry Davies
                                            Title: Principal Accounting Officer

Date: November 23, 2001

                                Index to Exhibits

2.1 Sale and Purchase Agreement Relating to Eastern Electricity Limited, dated November 19, 2001, among Eastern Electricity Holdings Limited, TXU Europe Group plc and London Electricity Group plc.

2.2 Sale and Purchase Agreement Relating to 24 Seven Utility Services Limited, dated November 19, 2001, among TXU Europe Group plc and London Electricity Group plc.